UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
ThermoGenesis Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ThermoGenesis Corp.
2711 Citrus Road
Rancho Cordova, CA 95742
Telephone (916) 858-5100
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 10, 2010
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ThermoGenesis Corp. (the “Company”), a Delaware corporation, will be held at the Sacramento Marriott, Rancho Cordova, located at 11211 Point East Dr., Rancho Cordova, Ca. 95742, on Friday, December 10, 2010, at 9:00 a.m. (PST) for the following purposes:
1.	To elect six (6) directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

2.	To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year;

3.	To transact such other business as may properly come before the meeting, including adjournment.
     These items are described more fully in the proxy statement to this notice. Please give your careful attention to all of the information in the proxy statement.
     The Board of Directors of the Company has fixed the close of business on October 22, 2010, as the record date for determining those stockholders who will be entitled to vote at the meeting or any postponement or adjournment thereof. Stockholders are invited to attend the meeting in person.

By Order of the Board of Directors

Mr. David C. Adams Corporate Secretary
October 22, 2010
Rancho Cordova, California
YOUR VOTE IS IMPORTANT
     EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE REQUEST THAT YOU VOTE BY SUBMITTING YOUR PROXY AS EARLY AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS ON PAGE 5 TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING IF FOR ANY REASON YOU ARE UNABLE TO ATTEND. IF YOU DO ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

EQUITY COMPENSATION PLANS	30
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	31
PROPOSAL NO. 2. RATIFICATION OF ERNST & YOUNG, LLP	33
STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT THERMOGENESIS ANNUAL MEETING	33
ADDITIONAL INFORMATION	34
TRANSACTIONS OF OTHER BUSINESS AT THE THERMOGENESIS ANNUAL MEETING	34

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND PROCEDURAL
MATTERS
Q:	Why am I receiving these materials?

A:	The board of directors of ThermoGenesis is making this proxy statement available to you on the Internet or delivering a paper copy of this proxy statement to you by mail in connection with the solicitation of proxies for use at ThermoGenesis’ 2010 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, December 10, 2010 at 9:00 a.m., Pacific Time, and any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held at Sacramento Marriott, located at 11211 Point East Dr., Rancho Cordova, CA 95742, for the purpose of considering and acting on the matters set forth in this proxy statement.

These proxy materials and the accompanying annual report were first made available or mailed on October 26, 2010 to all ThermoGenesis stockholders entitled to vote at the Annual Meeting. ThermoGenesis’ website is www.thermogenesis.com.

Q:	What proposals will be voted on at the Annual Meeting?

A:	ThermoGenesis stockholders are being asked to vote on three matters at the Annual Meeting:
1.	To elect six (6) directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

2.	To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year;

3.	To transact such other business as may properly come before the meeting, including adjournment.
Q:	What are the recommendations of the board of directors?

A:	ThermoGenesis’ board of directors recommends a vote:
•	“FOR” the election of each of the nominated directors;

•	“FOR” the ratification of Ernst & Young, LLP as ThermoGenesis’ independent registered public accounting firm for the fiscal year ending June 30, 2011; and

•	“FOR” such other matters, if any, which may properly come before the meeting (including any proposal to adjourn the meeting).
Q:	Who is entitled to vote at the Annual Meeting?

A:	ThermoGenesis’ board of directors set October 22, 2010 as the record date for the Annual Meeting. If you owned ThermoGenesis common stock at the close of business on October 22, 2010, you may attend and vote at the meeting. As of October 22, 2010, there were 14,023,332 shares of ThermoGenesis common stock outstanding.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with ThermoGenesis’ transfer agent, Computershare Investor Services LLC, you are considered the “stockholder of record” with respect to those shares, and the notice or these proxy materials have been sent directly to you by ThermoGenesis.

Some ThermoGenesis stockholders hold their shares through a broker, bank or other nominee, rather than directly in their own names. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of those shares held in street name, and the notice or these proxy materials have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record.

Q:	How many votes do I have?

A:	You are entitled to one vote for each share of ThermoGenesis common stock you owned at the close of business on the record date, provided that those shares are either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

Q:	What should I do if I receive more than one notice or set of voting materials?

A:	You may receive more than one notice or set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice or voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one notice or proxy card. Please vote by telephone or the Internet with respect to each notice that you receive, or complete, sign, date and return each proxy card and voting instruction card that you receive, to ensure that all of your shares are voted at the Annual Meeting.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	If you are the stockholder of record of shares of ThermoGenesis common stock, you have the right to vote in person at the Annual Meeting with respect to those shares.

If you are the beneficial owner of shares of ThermoGenesis common stock, you are invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you obtain a legal proxy from your broker, bank or nominee giving you the right to vote the shares at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or voting instructions as described in the next Q&A so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	If you are the stockholder of record, you may instruct the proxy holders how to vote your shares by using the Internet voting site or the toll-free telephone number provided on the website to which the notice directs you or, if you have requested paper copies of the proxy materials, by completing, signing, dating and returning a requested proxy card in the provided, postage pre-paid envelope or by using the Internet voting site or the toll-free telephone number listed on the proxy card. Specific instructions for using the Internet and telephone voting systems are on the website and proxy card (and repeated in the box below). The Internet and telephone voting systems for stockholders of record will be available until 1:00 a.m., Central Time, on December 10, 2010 (the morning of the Annual Meeting).

If you are the beneficial owner of shares of ThermoGenesis common stock held in street name, you have the right to direct your broker, bank or nominee on how to vote your shares. Your broker, bank or nominee has provided a notice that directs you to a website with Internet and toll-free telephone voting instructions (repeated in the box below) or, if you have requested paper copies of the proxy materials, enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

VOTE BY INTERNET
Shares Held of Record:
www.envisionreports.com/KOOL
Shares Held Through Broker, Bank or Nominee:
www.proxyvote.com
24 hours a day/7 days a week
Through 1:00 am Central Time, December 10, 2010
INSTRUCTIONS:
1. Read this Proxy Statement.
2. Go to the applicable website listed above.
3. Have your notice of internet availability of proxy materials, proxy card or voting instruction card in hand (including the control number specified on that notice or card) and follow the instructions.

VOTE BY TELEPHONE
Shares Held of Record:
1-800-652-VOTE (8683)
Shares Held Through Broker, Bank or Nominee:
1-800-454-8683
Toll-free 24 hours a day/7 days a week
Through 1:00 am Central Time, December 10, 2010
INSTRUCTIONS:
1. Read this Proxy Statement.
2. Call the applicable toll-free number above.
3. Have your notice of internet availability of proxy materials, proxy card or voting instruction card in hand (including the control number specified on that notice or card) and follow the instructions.
Q:	If I submit my proxy via the Internet, by telephone or by signing a proxy card or voting instruction card, how will it be voted?

A:	Whichever method you select to transmit your instructions, the proxy holders or your broker, bank or nominee will vote your shares in accordance with those instructions.

If you grant a proxy or provide instructions using the Internet or telephone voting systems or return a proxy card or voting instruction card without giving specific voting instructions for a proposal, your shares will be voted as recommended by our board of directors on that proposal.

If you are the beneficial owner of shares held in street name and do not provide instructions using the Internet or telephone voting systems or return the voting instruction card, your broker, bank or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the uncontested election of directors and the ratification of the selection of independent registered public accounting firm, but do not have discretion to vote on non-routine matters such as equity plans. For this meeting, if you do not provide specific instructions, your broker, bank or other nominee may cast your vote in its discretion for Proposal 1, the election of directors, and for Proposal 2, the ratification of the selection of the independent registered public accounting firm.

Q:	Can I change or revoke my vote after I return a proxy card or voting instruction card?

A:	If you are the stockholder of record, you may revoke your proxy or change your vote by:
•	delivering to the Corporate Secretary of ThermoGenesis, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares (such written notice should be hand delivered to ThermoGenesis’ Assistant Corporate Secretary or should be sent so as to be delivered to ThermoGenesis Corp., 2711 Citrus Rd., Rancho Cordova, CA 95742, Attn: Corporate Secretary);

•	attending the Annual Meeting and voting in person; or

•	making a timely and valid later Internet or telephone vote, as the case may be, if you have previously voted on the Internet or by telephone in connection with the Annual Meeting.
If you are the beneficial owner of shares held in street name, you may change your vote by:
•	submitting new voting instructions to your broker, bank or other nominee in a timely manner; or

•	attending the Annual Meeting and voting in person, if you have obtained a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.
Q:	Can I attend the Annual Meeting?

A:	All ThermoGenesis stockholders as of the record date, October 22, 2010, or their duly appointed proxies, may attend the Annual Meeting. If you are the beneficial owner of ThermoGenesis shares held in street name, please bring proof of ownership such as a brokerage statement or letter from the broker, bank or other nominee that is the owner of record of the shares.

Q:	How many votes must be present or represented to conduct business at the Annual Meeting?

A:	The presence of a majority of the shares eligible to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Presence is determined by the stockholder entitled to vote the shares being present at the Annual Meeting or having properly submitted a proxy with respect to the shares. In compliance with Delaware General Corporate Law, abstentions and broker “non-votes” will be counted as present and entitled to vote at the Annual Meeting and are thereby included for purposes of determining whether a quorum is present at the Annual Meeting.

A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.
If sufficient votes to constitute a quorum are not received by the date of the Annual Meeting, the persons named as proxies in this proxy statement may propose one or more adjournments of the meeting to permit further solicitation of proxies. Adjournment would require the affirmative vote of the holders of a majority of the outstanding shares of ThermoGenesis common stock present in person or represented by proxy at the Annual Meeting. The persons named as proxies in this proxy statement would generally exercise their authority to vote in favor of adjournment.

Q:	What is the voting requirement to approve each of the proposals?

A:	A plurality of the voting power of the shares present in person or represented by proxy at the Annual Meeting is required for the election of directors. Thus, the nominees for director receiving the highest number of affirmative votes will be elected as members of ThermoGenesis’ board of directors to serve until ThermoGenesis’ 2011 Annual Meeting of Stockholders. There is no cumulative voting in the election of directors.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy is required to ratify the appointment of Ernst & Young LLP as ThermoGenesis’ independent registered public accounting firm for the fiscal year ending June 30, 2011.

Q:	How are votes counted?

A:	With respect to the election of directors, you may vote “FOR” or “WITHHOLD” on each of the six nominees.

With respect to other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN” on each proposal. Abstentions are deemed to be votes cast and thereby have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast and thereby do not affect the outcome of the voting on the proposal.

Q:	What happens if one or more of the director nominees is unable to stand for election?

A:	The board of directors may reduce the number of directors or select a substitute nominee. In the latter case, if you have submitted your proxy via the Internet or by telephone or completed and returned your proxy card or voting instruction card, J. Melville Engle and Matthew Plavan as proxy holders, will have the discretion to vote your shares for the substitute nominee.

Q:	Where can I find the voting results of the Annual Meeting?

A:	Matthew Plavan, ThermoGenesis’ CFO and EVP, Business Development, will tabulate the votes and act as the inspector of election. We intend to announce preliminary voting results at the Annual Meeting. We will provide final results on a Form 8-K within four days of the Annual Meeting.

Q:	Who pays for the proxy solicitation process?

A:	ThermoGenesis will bear the cost of soliciting proxies, including the cost of preparing, posting and mailing proxy materials. In addition to soliciting stockholders by mail and through its regular employees, ThermoGenesis will request brokers, banks and other nominees to solicit their customers who hold shares of ThermoGenesis common stock in street name. ThermoGenesis may reimburse such brokers, banks and nominees for their reasonable, out-of-pocket expenses. ThermoGenesis may also use the services of its officers, directors and employees to solicit proxies, personally or by telephone, mail, facsimile or email, without additional compensation other than reimbursement for reasonable, out-of-pocket expenses.

Q:	How do I get an additional copy of the proxy materials?

A:	If you would like an additional copy of this proxy statement or ThermoGenesis’ 2010 Form 10-K, these documents are available in digital form for download or review by clicking on the “Investors” tab at www.thermogenesis.com. Alternatively, we will promptly send a copy to you upon request by mail to ThermoGenesis Corp., Attention: Assistant Corporate Secretary, 2711 Citrus Rd., Rancho Cordova, CA., or by calling Investor Relations of ThermoGenesis at (916) 858-5107. Please note, however, that if you want to receive a paper proxy card or voting instruction card or other proxy materials for purposes of the Annual Meeting, you should follow the instructions for obtaining paper copies included in the notice of internet availability of proxy materials.

Q:	How do I get proxy materials electronically?

A:	We encourage you to register to receive all future stockholder communications electronically, instead of in print. This means that the annual report, proxy statement and other correspondence will be delivered to you via email. Electronic delivery of stockholder communications helps ThermoGenesis to conserve natural resources and to save money by reducing printing, postage and service provider costs.

Stockholders of Record: If you vote your shares using the Internet at www.envisionreports.com/KOOL, please follow the prompts for enrolling in the electronic proxy delivery service.

Beneficial Owners: If you vote your shares using the Internet at www.proxyvote.com, please complete the consent form that appears on-screen at the end of the Internet voting procedure to register to receive stockholder communications electronically. Stockholders holding through a bank, broker or other nominee may also refer to information provided by the bank, broker or nominee for instructions regarding how to enroll in electronic delivery.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OF THERMOGENESIS
     The Company has only one class of stock outstanding, its common stock. The following table sets forth certain information as of September 30, 2010 with respect to the beneficial ownership of our common stock for (i) each director, (ii) each Named Executive Officer (NEO), (iii) all of our directors and officers as a group, and (iv) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our Common Stock. As of September 30, 2010 there were 14,023,332 shares of Common Stock outstanding.
     Unless otherwise indicated, the address for each listed stockholder is: ThermoGenesis Corp., 2711 Citrus Road, Rancho Cordova, California 95742. To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

	Amount and Nature of Beneficial
Name and Address of Beneficial Owner	Ownership(1)		Percent of Class

Gruber and McBaine Capital Management, LLC, Jon D. Gruber, J. Patterson McBaine and Eric B. Swergold 50 Osgood Place, Penthouse, San Francisco, CA 94133	1,397,947	(2)	10%

Hubert E. Huckel, M.D.	73,417	(3)	*	%

Patrick McEnany	43,790	(4)	*	%

Mahendra Rao, Ph.D., M.D.	11,667	(5)	*	%

J. Melville (Mel) Engle	108,334	(6)	*	%

Matthew T. Plavan	117,500	(7)	*	%

Jorge Artiles	8,434	(8)	*	%

Harold (Hal) Baker	8,334	(9)	*	%

Menachem (Moni) Shavit	14,167	(10)	*	%

Officers & Directors as a Group (10 persons)	385,643		2.7%

*	Less than 1%.

(1)	“Beneficial Ownership” is defined pursuant to Rule 13d-3 of the Exchange Act, and generally means any person who directly or indirectly has or shares voting or investment power with respect to a security. A person shall be deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of the security within 60 days, including, but not limited to, any right to acquire the security through the exercise of any option or warrant or through the conversion of a security. Any securities not outstanding that are subject to options or warrants shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by that person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Some of the information with respect to beneficial ownership has been furnished to us by each director or officer, as the case may be. Information with respect to each 5% or more stockholder is based solely on Schedule 13G and Schedule 13D filings made with the Securities and Exchange Commission after giving effect to the 1-for-4 reverse stock split which was effective at the close of business on August 26, 2010.

(2)	This information is provided by Gruber & McBaine Capital Management, LLC (“GMCM”). GMCM is a registered investment adviser whose clients have the right to receive or the power to direct the receipts of dividends from, or the proceeds from the sale of the stock. Jon D. Gruber and J. Patterson McBaine are the managers, controlling persons, and portfolio managers of GMCM. Collectively, GMCM, Mr. Gruber, Mr. McBaine and Eric Swergold hold shared voting and dispositive power for 907,382 shares. Lagunitas Partners holds shared voting power for 717,259 shares. Mr. Gruber and Mr. McBaine hold sole voting and dispositive power for 250,538 and 240,027 shares, respectively. No individual client of GMCM holds more than five percent of the outstanding stock. Lagunitas Partners is an investment limited partnership of which GMCM is the general partner. Lagunitas Partners disclaims beneficial ownership of the securities with respect to its ownership is reposited.

(3)	Includes 52,500 common shares and 20,917 shares issuable upon the exercise of options.

(4)	Includes 26,832 common shares and 16,750 shares issuable upon the exercise of options. Also includes 208 shares owned by McEnany Holding, Inc. Mr. McEnany is the sole shareholder of McEnany Holding, Inc.

(5)	Includes 6,250 common shares and 5,417 common shares issuable upon the exercise of options.

(6)	Includes 50,000 common shares and 58,334 common shares issuable upon the exercise of options.

(7)	Includes 13,750 common shares and 103,750 common shares issuable upon the exercise of options.

(8)	Includes 100 common shares and 8,334 common shares issuable upon the exercise of options.

(9)	Includes 8,334 shares issuable upon the exercise of options.

(10)	Includes 14,167 shares issuable upon the exercise of options.
PROPOSAL NO 1. ELECTION OF DIRECTORS
General Information
     Our bylaws presently provide that the authorized number of directors may be fixed by resolution of the Board from time to time, with a minimum of not less than three (3) directors and a maximum of seven (7) directors. The Board currently has fixed the authorized number of directors at six (6).
     At the Annual Meeting, stockholders will be asked to elect the nominees for director listed below, each of whom is a current member of the Company’s Board of Directors.
Nominees for Director
     The nominees for director have consented to being named as nominees in this Proxy Statement and have agreed to serve as directors, if elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six (6) nominees named below. If any nominee of the Company is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. The Board of Directors has no reason to believe that any of the nominees will be unavailable for election. Each Director who is elected shall hold office until the next Annual Meeting of Stockholders, or until the earlier of their death, resignation or removal, or until such Director’s successor is elected and qualified.

     The following sets forth the persons nominated by the Board of Directors for election and certain information with respect to those individuals:

Nominee	Age
Hubert E. Huckel, M.D.	79
David W. Carter	71
Patrick J. McEnany	63
Craig W. Moore	66
Mahendra S. Rao, Ph.D., M.D.	49
J. Melville Engle	60
Biographies

Hubert E. Huckel, M.D., Chairman	Director since 1997
     Dr. Huckel has served as Chairman of the Board of Directors since September 2007. He is a co-founder of Catalyst Pharmaceutical Partners, Inc. (CPRX), a specialty pharmaceutical company and has been a member of the Board of Directors since 2002. In addition, since 1995 he has been on the Board of Directors of Titan Pharmaceuticals, Inc. (TTP), a biopharmaceutical company and since 2003 has been on the Board of Directors of Concordia Pharmaceuticals. He spent 29 years with the Hoechst Group (“Hoechst” now “Sanofi-Aventis”), and was at the time of his retirement, Executive Chairman of the Board of Hoechst-Roussel Pharmaceuticals, Inc. Dr. Huckel received his M.D. degree from the University of Vienna, Austria, and is a member of the Rockefeller University Council. Dr. Huckel brings leadership experience, judgment and long-term healthcare industry experience and knowledge to our Board.

David W. Carter	Director since 2010
     Mr. Carter was appointed to the Board of Directors on May 4, 2010. Mr. Carter has served as the Chief Executive Officer of Origen Therapeutics, a company that develops technology for producing fully human sequence polyclonal antibodies, since November 2009, and serves as President of DaCart, Inc., a business consulting company which he co-founded in 2006. Previously, Mr. Carter had served as Chairman of the Board of Xenogen from November 1997 through August 2006, and as Xenogen’s Chief Executive Officer from April 2003 through August 2006. Mr. Carter is a director of Cell Genesys, ImmunoGen, Inc., (IMGN), Caliper Life Sciences (CALP), Cobalt Technologies, Inc. and Origen Therapeutics, Inc. Mr. Carter received a B.A. in history and an M.B.A. from Indiana University. Mr. Carter brings executive experience and long-term healthcare industry experience and knowledge to our Board.

Patrick J. McEnany	Director rejoined in 1997
     Mr. McEnany rejoined the Board of Directors in 1997 and is ThermoGenesis’ lead independent director. Mr. McEnany is co-founder, Chairman, President and Chief Executive Officer of Catalyst Pharmaceutical Partners, Inc., a specialty pharmaceutical company. Mr. McEnany has served as Catalyst’s Chief Executive Officer (CEO) and a director since its formation in January 2002. From 1991 to April of 1997, Mr. McEnany was Chairman and President of Royce Laboratories, Inc., a Miami, Florida based manufacturer of generic prescription drugs. From 1997 to 1998, after the merger of Royce Laboratories, Inc., into Watson Pharmaceuticals, Inc., Mr. McEnany served as President of the wholly-owned Royce Laboratories subsidiary and Vice President of Corporate Development for Watson Pharmaceuticals, Inc. From 1993 through 1997, he also served as Vice Chairman and director of the National Association of Pharmaceutical Manufacturers. He currently serves on the Board of Directors for Renal CarePartners, Inc., an operator of kidney dialysis centers, and Jackson Memorial Hospital Foundation. Mr. McEnany brings his long-term experience in the healthcare industry, leadership experience and judgment to the Board.

Craig W. Moore	Director since 2009
     Mr. Moore was appointed to the Board of Directors on December 7, 2009. Mr. Moore has served as director of NxStage (NXTM) since 2002 and currently serves as chairman of their Compensation Committee and a member of their Audit Committee. From 1986 to 2001, Mr. Moore was Chairman of the Board of Directors and Chief Executive Office at Everest Healthcare Services Corporation, a provider of dialysis and contract services. Since 2001, Mr. Moore has acted as a consultant to various companies in the healthcare services industry. Mr. Moore also spent 13 years with American Hospital Supply/Baxter Healthcare, where he held senior management positions in sales, marketing and business development. Mr. Moore served as a director of Biologic System Corporation (BLSC) from 1992 thru 2006. Mr. Moore also serves as a director on several private company boards. Mr. Moore brings leadership, corporate and healthcare industry experience to our Board.

Mahendra Rao, Ph.D., M.D.	Director since 2008
     Dr. Rao joined the board in March 2008. He has been the Vice President, Regenerative Medicine at Invitrogen (IVGN) since January 2006. From May 2001 through October 2005 he was Stem Cell Section Chief and Senior Investigator at the National Institute on Aging’s Laboratory of Neuroscience. He has also held associate professor positions at both the Johns Hopkins University and the University of Utah Schools of Medicine, and at the National Center for Biological Science in India. Dr. Rao has served as Chairman of the FDA’s Cell and Gene Therapy Advisory Committee and is the founder of Q Therapeutics, a company working on the development of cellular therapy to treat multiple sclerosis. He holds degrees from Bombay University in India and earned his Ph.D. in Biology from California Institute of Technology. He also conducted post-doctorate studies at Case Western Reserve University and Caltech. Dr. Rao brings his clinical, corporate and regulatory experience in the stem cell therapy field to our Board.

J. Melville Engle	Director since 2009
     Mr. Engle joined the Company in April 2009 as Chief Executive Officer. He was appointed to the Board of Directors in June 2009. Prior to joining the Company, Mr. Engle was Chief Executive Officer of Raydiance, Inc., a laser technology company. For six years he served as President and Chief Executive Officer of Dey LP, a $600 million specialty pharmaceutical company, an affiliate of Merck KGaA. While at Dey, he served as Regional Director, North America, for the Merck Generics Group. He also served as Chairman, President and Chief Executive Officer of Anika Therapeutics, Inc., a publicly traded medical device company, and held senior financial, operations and sales positions at Allergan, Inc. Mr. Engle is currently a member of the board of directors of Oxygen Biotherapeutics (OXBT), a company developing pharmaceuticals and medical devices in the field of oxygen therapeutics and continuous substrate monitoring. In 2002 the Securities and Exchange Commission advised Mr. Engle it intended to institute a cease and desist proceeding against him alleging violations of Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934, and Rules 12b-20, 13a-1, and 13a-13 thereunder, which pertain to the filing of periodic reports without false or misleading statements, proper and accurate recording and accounting for revenue and financial transactions, and establishing and maintaining internal accounting control procedures and processes designed to correctly record and report financial information and prevent fraud. Without admitting or denying allegations, Mr. Engle agreed under a settlement offer to the entry of an order in January 2003 requiring him to cease and desist from committing or causing any future violations of the statutory provisions and rules noted above and Rule 13b2-1. Mr. Engle holds a B.S. in Accounting from the University of Colorado and an M.B.A. in Finance from the University of Southern California. Mr. Engle brings his leadership and healthcare industry experience and deep knowledge of our Company’s business to our Board.
RECOMMENDATION OF THE BOARD
     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.
CORPORATE GOVERNANCE AND BOARD OF DIRECTOR MATTERS
General
     Our Board of Directors believes that good corporate governance is important to ensure that ThermoGenesis is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our corporate governance guidelines, committee charters and code of ethical conduct described below are available under the investor information section of our website at www.thermogenesis.com.
Board Operating and Governance Guidelines
     Our Board of Directors has adopted a number of operating and governance guidelines, including the following:
•	Majority of the members of the board should be independent directors;

•	Formalization of the ability of each committee to retain independent advisors;

•	Performance of an annual assessment of the Board’s performance by the Governance and Nominating Committee;

•	Directors will have open access to the Company’s management; and

•	Independent directors may meet in executive session prior to or after each regularly scheduled Board meeting.
Board Leadership Structure
     Currently, our Chairman of the Board is not an executive officer of the Company. This structure was put into place at a time of transition in the CEO position. In our view, separating the role of Chairman of the Board and CEO facilitates the ability of the Chairman to monitor the CEO and the Company’s overall performance on behalf of the stockholders. The transition of the CEO position has been successful and we will evaluate this structure in the future. In addition, Mr. McEnany is our lead independent director.
Risk Oversight
     The Board has an active role, as a whole and also at the committee level, in overseeing risk management. The board regularly reviews information regarding the Company’s liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of risks relating to financial reporting, internal controls and compliance with legal and regulatory requirements. The Governance and Nominating Committee oversees the management of risks associated with corporate governance, the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.
Governance and Nominating Committee
     The Governance and Nominating Committee was formed to address general governance and policy oversight; succession planning; to identify qualified individuals to become prospective Board Members and make recommendations regarding nominations for the Board of Directors; to advise the Board with respect to appropriate composition of Board committees; to advise the Board about and develop and recommend to the Board appropriate corporate governance documents and assist the Board in implementing guidelines; to oversee the annual evaluation of the Board and the Company’s CEO, and to perform such other functions as the Board may assign to the committee from time to time. The Governance and Nominating Committee has a Charter which is available on the Company’s website at www.thermogenesis.com. The Governance and Nominating Committee consists of three independent directors: Mr. McEnany (Governance and Nominating Committee Chairman), Dr. Huckel and Dr. Rao.
Audit Committee
     The Audit Committee of the Board of Directors makes recommendations regarding the retention of the independent registered public accounting firm, reviews the scope of the annual audit undertaken by our independent registered public accounting firm and the progress and results of their work, reviews our financial statements, and oversees the internal controls over financial reporting and corporate programs to ensure compliance with applicable laws. The Audit Committee reviews the services performed by the independent registered public accounting firm and determines whether they are compatible with maintaining the registered public accounting firm’s independence. The Audit Committee has a Charter, which is reviewed annually and as may be required due to changes in industry accounting practices or the promulgation of new rules or guidance documents. The Audit Committee Charter is available on the Company’s website at www.thermogenesis.com. The Audit Committee consists of three independent directors as determined by NASD listing standards: Mr. McEnany (Audit Committee Chairman), Dr. Huckel and Mr. Moore. Mr. McEnany is qualified as an Audit Committee Financial Expert as defined in Regulation S-K Item 407(d)(5)(ii).
Compensation Committee
     The Compensation Committee of the Board of Directors reviews and approves executive compensation policies and practices, reviews salaries and bonuses for our CEO & CFO, administers the Company’s stock option plans and other benefit plans, and considers other matters as may, from time to time, be referred to them by the Board of Directors. The Compensation Committee has a charter which is available on the Company’s website at www.thermogenesis.com. The members of the Compensation Committee are Dr. Rao (Compensation Committee Chairman), Dr. Huckel and Mr. Moore.
Compensation Committee Interlocks and Insider Participation
     None of the members of our Compensation Committee were at any time an officer or employee of ours. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more executive officers serving as a member of our Compensation Committee.
Nominations to the Board of Directors
     Our directors take a critical role in guiding our strategic direction and oversee the management of the Company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the stockholders and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of the medical device industry. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

     The Board of Directors has a Governance and Nominating Committee. The Board believes given the diverse skills and experience required to grow the Company that the input of all members is important for considering the qualifications of individuals to serve as directors but does not have a diversity policy. In fiscal 2010, the Governance & Nominating Committee retained DHR International, Inc. to identify potential Board of Director candidates to ensure that vacancies on the Board are filled on a timely basis with qualified candidates. The Governance and Nominating Committee recommends a slate of directors for election at the annual meeting. In accordance with Nasdaq rules, the slate of nominees is approved by a majority of the independent directors. Mr. McEnany, Dr. Huckel and Dr. Rao, each members of the Governance and Nominating Committee, are independent as defined in the NASD listing standards.
     In carrying out its responsibilities, the Board will consider candidates suggested by stockholders. If a stockholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws. Suggestions for candidates to be evaluated by the Nominating Committee must be sent to Assistant Corporate Secretary, 2711 Citrus Road, Rancho Cordova, California 95742.
Board and Committee Meetings and Attendance
     In fiscal 2010, the Board of Directors met seven (7) times, the Audit Committee met four (4) times, the Compensation Committee met three (3) times and the Governance and Nominating Committee met two (2) times. Each director attended all of the meetings of the Board of Directors held while serving as a director, except Drs. Huckel and Rao who missed one (1) meeting each. Each director attended all of the meetings of the committees upon which he served. All Directors nominated at the 2009 annual meeting of stockholders attended. The Board requires all Directors to attend the annual stockholder meeting unless there is an emergency.
     Stockholders may send communications to the Board by mail to the Chairman of the Board, ThermoGenesis Corp., 2711 Citrus Road, Rancho Cordova, California 95742.
Section 16(a) Beneficial Ownership Reporting Compliance
     Based solely upon a review of Forms 3, 4 and 5 delivered to the Company as filed with the Securities and Exchange Commission, directors and officers of the Company and persons who own more than 10% of the Company’s common stock timely filed all required reports pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended except Mr. Artiles who was late filing a Form 4 for one January 11, 2010 transaction that was subsequently filed on Form 4 on January 19, 2010.
Legal Proceedings
     The Company and its property are not a party to any pending legal proceedings. In the normal course of operations, the Company may have disagreements or disputes with employees, vendors or customers. These disputes are seen by the Company’s management as a normal part of business, and there are no pending actions currently or no threatened actions that management believes would have a significant material impact on the Company’s financial position, results of operations or cash flows.

Code of Ethics
     We have adopted a code of ethics that applies to all employees including our CEO, CFO, Controller or any person performing similar functions. A copy of our code of ethics can be found on our website at www.thermogenesis.com. The Company will report any amendment or wavier to the code of ethics on our website within five (5) days.
COMPENSATION OF DIRECTORS
     All of our non-employee directors earned director compensation in 2010 in the form of retainers and meeting fees as set forth in the following table.

Annual non-executive chairman of the board retainer	$60,000
Quarterly director retainer	$6,000
Annual retainer for chairman of a committee	$5,000
Fee for each board meeting attended	$1,500
Fee for each committee meeting attended	$1,000
     In addition, we reimburse our directors for their reasonable expenses incurred in attending meetings of the Board and its committees.
     On the first business day of the fiscal year, each of our non-employee directors who have served for one full year automatically receives a nonqualified stock option grant of 3,750 shares. Upon the initial election of any new non-employee director, the director receives a nonqualified stock option grant of 6,250 shares. In both instances, the exercise price is equal to the closing price of the common stock on the date of grant. The options have a four year life, vest over three years and the director continues to vest in the option even if service has terminated.
Director Compensation Table
     The following table sets forth the compensation received by each of the Company’s non-employee Directors. Each non-employee director is considered independent under NASD listing standards. Their compensation is described in the Summary Compensation Table below. Mr. Engle, the Chief Executive Officer of the Company was a member of the Board of Directors in fiscal 2010 and received no additional compensation for serving on the Board.

	Fees Earned
	or Paid in	Option
	Cash	Awards(1)(2)		Total
Name	($)	($)		($)
Dr. Hubert E. Huckel	104,000	6,000	(3)	110,000
Mr. David W. Carter	2,000	11,000	(4)	13,000
Mr. Patrick J. McEnany	54,000	6,000	(3)	60,000
Mr. Craig W. Moore	24,000	9,000	(5)	33,000
Dr. Mahendra S. Rao	43,000	6,000	(3)	49,000
Dr. Woodrow Myers, did not stand for re-election at the December 7, 2009 annual meeting	14,000	6,000	(3)	20,000
Ms. Tiffany Olson, resigned effective March 31, 2010	34,000	—		34,000

(1)	The amounts reported in the Option Awards column are the aggregate grant date fair value of the awards computed in accordance with Financial Accounting Standards Board’s Codification topic 718. See Note 1 of notes to Financial Statements set forth in our Annual Report on Form 10-K for fiscal 2010 for the assumptions used in determining such amounts.

(2)	The following table sets forth the aggregate number of option awards held by each non-employee director as of June 30, 2010:

Aggregate Number of
Name	Option Awards
Dr. Hubert E. Huckel	26,750
Mr. David W. Carter	6,250
Mr. Patrick J. McEnany	20,500
Mr. Craig W. Moore	6,250
Dr. Mahendra S. Rao	10,000
Dr. Woodrow Myers	17,500
Ms. Tiffany Olson	6,250

(3)	$6,000 reflects the grant date fair value of the annual option awarded to existing directors who have served for one full year at the time of grant.

(4)	Amount shown relates to Mr. Carter’s grant of 6,250 shares upon his appointment in May 2010 and reflects the grant date fair value of this award.

(5)	Amount shown relates to Mr. Moore’s grant of 6,250 shares upon his appointment in December 2009 and reflects the grant date fair value of this award.
EXECUTIVE OFFICERS
     Set forth below is information about the executive officers of the Company:

Name	Position	Age

Mr. J. Melville Engle	Chief Executive Officer	60
Mr. Matthew T. Plavan	Chief Financial Officer & Executive Vice President, Business Development	46
Mr. Jorge Artiles	VP, Chief Quality and Regulatory Affairs Officer	50
Mr. Hal Baker	VP, Commercial Operations	61
Mr. Moni Shavit	V.P. of Engineering	60
     The Board of Directors appoints the executive officers. Executive officers serve at the pleasure of the Board. There are no family relationships between any of the directors, executive officers or key employees.

Biographies
     The biography for Mr. Engle can be found under Proposal 1 – Election of Directors.
     Mr. Matthew Plavan joined ThermoGenesis in May of 2005 as Chief Financial Officer and currently is our Chief Financial Officer and Executive Vice President, Business Development. On September 23, 2008, the Compensation Committee promoted Mr. Plavan to Executive Vice President and Chief Financial Officer. From December 3, 2008 through April 14, 2009, he served as interim Chief Executive Officer and from April 14, 2009 Mr. Plavan served as Chief Operating Officer while continuing to serve as Executive Vice President and Chief Financial Officer. Effective July 1, 2010, he transitioned to his current role serving as Chief Financial Officer, Executive Vice President and head of Business Development. Before joining the Company, Mr. Plavan served from 2002 to 2005 as Chief Financial Officer of StrionAir, Inc., an air purification product development and marketing company. Prior to that, Mr. Plavan was the Chief Financial Officer for a wireless device management company, Reason Inc., from 2000 to 2002. During the preceding seven years, 1993 through 2000, Mr. Plavan served in a number of key financial and operating leadership roles within McKesson and McKesson-acquired companies, including most recently, Vice President of Finance for a $300 million ehealth division. Prior to that, Mr. Plavan was an audit manager in the Audit and Risk Advisory Services group of Ernst & Young LLP. Mr. Plavan became a Certified Public Accountant in 1992. Mr. Plavan earned his bachelor’s degree in business economics from the University of California at Santa Barbara.
     Mr. Jorge Artiles joined ThermoGenesis in October 2009 as Vice President, Chief Quality and Regulatory Affairs Officer. From 2007 until joining ThermoGenesis, Mr. Artiles served as Vice President, Quality Assurance & Regulatory Affairs at Physio Control, a division of Medtronic. Mr. Artiles was Vice President, Quality Assurance & Regulatory Affairs for Cytyc Surgical Products. He holds a BS in Industrial Technology from San Jose State University, an MS in Quality Assurance/Industrial Technology from San Jose State University and is an ASQ Certified Quality Engineer.
     Mr. Harold (Hal) Baker joined ThermoGenesis in August 2009 as Vice President of Sales and was appointed Vice President of Commercial Operations in November 2009. From 2006 to 2009, Mr. Baker was Vice President, Global Sales for Hygenic Corporation. He was at Pall Corporation serving as Senior Vice President, Global Marketing from 2004 to 2005 and Senior Vice President, US Commercial Operations from 2001 to 2004. Mr. Baker has a BA in Political Science from Miami University (Oxford, Ohio) and a MA in Political Science from Kent State University.
     Mr. Menachem (Moni) Shavit joined ThermoGenesis in August 2008 as Vice President of Research & Development and in March 2009 he was appointed Vice President of Engineering. He brings more than 20 years of experience in Research & Development to ThermoGenesis. Before joining the Company, Mr. Shavit worked at several medical companies, including Medivision, Medical Imaging, Ltd., Biogenics, Ltd., Stryker GI and most recently TRIG Medical, Inc. He holds an MS in Electrical Engineering (Bio-Medical and Signal Processing) and a BS in Electrical Engineering (Bio-Medical and Signal Processing) from Polytechnic University of New York.

COMPENSATION COMMITTEE REPORT
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section with management and recommends that the Compensation Discussion and Analysis section be included in this proxy statement and included or incorporated by reference in the Company’s Annual Report on Form 10-K.
Respectfully Submitted,
THERMOGENESIS CORP.
COMPENSATION COMMITTEE
Dr. Mahendra Rao, Ph.D., M.D., Chairman
Dr. Hubert Huckel, M.D.
Mr. Craig W. Moore
Independent Directors of the Company
COMPENSATION DISCUSSION AND ANALYSIS
     This compensation discussion and analysis describes the material elements of the Company’s compensation programs as they relate to our executive officers who are listed in the compensation tables appearing elsewhere in this proxy statement. This compensation discussion and analysis focuses on the information contained in the following tables and related footnotes, but also describes other arrangements and actions taken since the end of fiscal 2010 to the extent such discussion enhances the understanding of our executive compensation for fiscal 2010. Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2010, as well as the other individuals included in the Summary Compensation Table, are referred to as the “named executive officers.”
Overview of Compensation Committee Role and Responsibilities
     The Compensation Committee of the Board of Directors oversees our compensation plans and policies, reviews and approves all decisions concerning the Chief Executive Officer and Chief Financial Officer’s compensation, which may further be approved by the Board, and administers our stock option and equity plans, including reviewing and approving stock option grants and equity awards under the plans. The Compensation Committee’s membership is determined by the Board and is composed entirely of independent directors.
     Management plays a role in the compensation-setting process. The most significant aspects of management’s role are to evaluate employee performance and recommend salary levels and equity compensation awards. Our Chief Executive Officer often makes recommendations to the Compensation Committee and the Board concerning compensation for other executive officers. Our Chief Executive Officer is a member of the Board but does not participate in Board decisions regarding any aspect of his own compensation. The Compensation Committee can retain independent advisors or consultants and has done so in the past.

Compensation Committee Process
     The Compensation Committee reviews executive compensation upon the signing of an employment agreement, an increase in responsibilities or other factors. With respect to equity compensation awarded to other employees, the Compensation Committee or the Board grants stock options, often after receiving a recommendation from our Chief Executive Officer. The Compensation Committee also evaluates proposals for incentive and performance equity awards, and other compensation.
Compensation Philosophy
     The Compensation Committee emphasizes the important link between the Company’s performance, which ultimately affects stockholder value, and the compensation of its executives. Therefore, the primary goal of the Company’s executive compensation policy is to try to align the interests of the executive officers with the interests of the stockholders. In order to achieve this goal, the Company attempts to, (i) offer compensation opportunities that attract and retain executives whose abilities and skills are critical to the long-term success of the Company and reward them for their efforts in ensuring the success of the Company, (ii) align the Company’s compensation programs with the Company’s long-term business strategies and objectives, and (iii) provide variable compensation opportunities that are directly linked to the Company’s performance and stockholder value, including an equity stake in the Company. Our named executive officers’ compensation utilizes two primary components — base salary and long-term equity compensation — to achieve these goals. There have been no bonus plan pay-outs as we have not yet obtained profitability. Additionally, the Compensation Committee may award discretionary bonuses to certain executives based on the individual’s contribution to the achievement of the Company’s strategic objectives.
Setting Executive Compensation
     We fix executive base compensation at a level we believe enables us to hire and retain individuals in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We also take into account the compensation that is paid by companies that we believe to be our competitors and by other companies with which we believe we generally compete for executives.
In establishing compensation packages for executive officers, numerous factors are considered, including the particular executive’s experience, expertise and performance, our company’s overall performance and compensation packages available in the marketplace for similar positions. In arriving at amounts for each component of compensation, our Compensation Committee strives to strike an appropriate balance between base compensation and incentive compensation. The Compensation Committee also endeavors to properly allocate between cash and non-cash compensation and between annual and long-term compensation.
Base Salary
     The Company provides executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Subject to the provisions contained in employment agreements with executive officers concerning base salary amounts, base salaries of the executive officers are established based upon compensation data of comparable companies in our market, the executive’s job responsibilities, level of experience, individual performance and contribution to the business. We believe it is important for the Company to provide adequate fixed compensation to highly qualified executives in our competitive industry. In making base salary decisions, the Compensation Committee uses its discretion and judgment based upon personal knowledge of industry practice but does not apply any specific formula to determine the base salaries for the executive officers.
     Chief Executive Officer. In April 2009, the Company entered into an employment agreement with Mr. Engle whereby Mr. Engle agreed to serve as Chief Executive Officer. The agreement provided a base salary rate of $350,000 per year subject to annual increases as may be determined. The Compensation Committee did not adjust Mr. Engle’s base salary in fiscal 2010.
     Chief Financial Officer and EVP, Business Development. In May 2008, at the conclusion of the existing employment agreement, the Company entered into an employment agreement with Mr. Plavan whereby Mr. Plavan agreed to serve as Chief Financial Officer. The agreement provided for a base salary rate of at least $275,000 per year, subject to annual increases as may be determined. Effective August 1, 2009, the Compensation Committee increased Mr. Plavan’s annual salary to $300,000 in recognition of his demonstrated leadership, tenure and additional duties.
     Vice President, Chief Quality and Regulatory Affairs Officer. In October 2009, Mr. Artiles joined the Company with an annual base salary of $245,000.
     Vice President, Commercial Operations. In August 2009, Mr. Baker joined the Company as Vice President of Sales with an annual base salary of $250,000.
     Vice President of Engineering. In August 2008, Mr. Shavit joined the Company as Vice President of Research and Development with an annual base salary of $200,000. In March 2009, Mr. Shavit was appointed Vice President of Engineering and his annual salary was increased to $215,000. The Compensation Committee did not adjust Mr. Shavit’s base salary in fiscal 2010.
401(k) Plan
     The Company maintains a retirement savings plan, or 401(k) Plan, for the benefit of our executives and employees. Our 401(k) Plan is intended to qualify as a defined contribution arrangement under the Internal Revenue Code (Code). Participants may elect to defer a percentage of their eligible pretax earnings each year or contribute a fixed amount per pay period up to the maximum contribution permitted by the Code. All participants’ plan accounts are 100% vested at all times. All assets of our 401(k) plan are currently invested, subject to participant-directed elections, in a variety of mutual funds chosen from time to time by the Plan Administrator. Distribution of a participant’s vested interest generally occurs upon termination of employment, including by reason of retirement, death or disability. Historically, we have not made matching contributions to the 401(k) Plan.
Perquisites and Other Personal Benefits
     The Company’s executive officers participate in the Company’s other benefit plans on the same terms as other employees. These plans include medical, dental, life and disability insurance. Relocation benefits also are reimbursed and are individually negotiated when they occur. The Company reimburses each executive officer for all reasonable business and other expenses incurred by them in connection with the performance of their duties and obligations under their employment agreements. The Company does not provide named executive officers with any significant perquisites or other personal benefits.
Accounting and Tax Considerations
     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of up to $1 million of compensation paid to certain named executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation.” To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals and due to the Company’s substantial net operating loss carry forwards, the Compensation Committee has not adopted a policy requiring all compensation to be deductible. The Compensation Committee intends to continue to evaluate the effects of the compensation limits of Section 162(m) and to grant compensation awards in the future in a manner consistent with the best interests of the Company and its shareholders.
COMPENSATION OF NAMED EXECUTIVE OFFICERS
Summary Compensation Table
     The following table sets forth certain information regarding the compensation paid to our named executive officers for all of the services they rendered to the Company.

SUMMARY COMPENSATION TABLE
						Stock	Option	All Other
						Awards	Awards	Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)		($)(1)	($)(1)	($)		Total ($)
J. Melville Engle	2010	350,000		—		—	91,000	21,000	(2)	462,000
Chief Executive Officer	2009	73,000	(3)	—		—	237,000	4,000	(4)	314,000

Matthew T. Plavan	2010	298,000		—		—	110,000	—		408,000
CFO & EVP, Business	2009	275,000		30,000		8,000	60,000	7,000	(5)	380,000
Development	2008	233,000		—		—	225,000	6,000	(5)	464,000

Jorge Artiles	2010	170,000		89,000	(6)	—	95,000	94,000	(7)	448,000
V.P., Chief Quality &
Regulatory Affairs Officer

Hal Baker	2010	221,000	(3)	65,000	(8)	—	97,000	7,000	(9)	390,000
V.P., Commercial Operations

Moni Shavit	2010	215,000		—		—	54,000	3,000	(10)	272,000
V.P., Engineering	2009	178,000	(3)	50,000	(11)	—	74,000	25,000	(10)	327,000

(1)	The amounts reported in the Option Awards column are the aggregate grant date fair value of the awards computed in accordance with Financial Accounting Standards Board’s Codification topic 718. See Note 1 of notes to Financial Statements set forth in our Annual Report on Form 10-K for fiscal 2010 for the assumptions used in determining such amounts.

(2)	Includes $15,000 for an auto allowance.

(3)	Represents payment for a partial year of employment.

(4)	Represents payment for an auto allowance.

(5)	Represents accrued vacation pay.

(6)	Represents a hiring bonus of $50,000 and a gross-up for taxes of $39,000.

(7)	Represents $8,000 reimbursement of living expenses for temporary housing, $50,000 related to relocation activities and $36,000 tax gross-up as per Mr. Artiles offer letter.

(8)	Represents commission payments as Vice President of Commercial Operations.

(9)	Represents $7,000 for an auto allowance.

(10)	Represents reimbursement of living expenses for temporary housing.

(11)	Represents a hiring bonus.
Grants of Plan-Based Awards for 2010
     The following table provides information relating to stock and options awarded during the fiscal year ended June 30, 2010.

					All Other
					Option Awards:
					Number of	Exercise or	Grant Date Fair
					Securities	Base Price of	Value of Stock
	Grant				Underlying	Option Awards	and Option
Name	Date		Date of Meeting		Options (#)	($/SH)(1)	Awards($)

J. Melville Engle	6/10/10		6/9/10	(2)	62,500	2.32	91,000

Matthew Plavan	7/30/09	(3)	7/30/09		25,000	2.54	38,000
	6/10/10		6/9/10	(2)	50,000	2.32	72,000

Jorge Artiles	10/19/09	(4)	10/19/09		25,000	2.68	41,000
	6/10/10		6/9/10	(2)	37,500	2.32	54,000

Hal Baker	8/10/09	(5)			25,000	2.88	43,000
	6/10/10		6/9/10	(2)	37,500	2.32	54,000

Moni Shavit	6/10/10		6/9/10	(2)	37,500	2.32	54,000

(1)	The exercise price of the options is equal to the closing market price of the common stock on the grant date, after giving effect to the 1-for-4 reverse stock split which was effective at the close of business on August 26, 2010.

(2)	At the June 9, 2010 Compensation Committee meeting, the grant date of the option awards was set as June 10, 2010. The option awards shown vest one-fourth June 10, 2011, one-fourth June 10, 2012, one-fourth June 10, 2013 and one-fourth June 10, 2014.

(3)	The option award shown vests one-third July 30, 2010, one-third July 30, 2011 and one-third July 30, 2012.

(4)	The option award shown vests one-third October 19, 2010, one-third October 19, 2011 and one-third October 19, 2012.

(5)	At the July 30, 2009 Compensation Committee meeting, the grant date of the option awards was set as the effective date of hire. The option award vests one-third August 10, 2010, one-third August 10, 2011 and one-third August 10, 2012.
Outstanding Equity Awards at Fiscal Year-End
     The following table provides information about outstanding option and stock awards held by the named executive officers as of June 30, 2010. The awards granted in fiscal 2010 are also disclosed in the Grants of Plan-Based Awards Table. The grant date fair value of the awards granted in fiscal 2008, 2009 and 2010 is disclosed in the Summary Compensation Table.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised		Option	Option
	Options (#)	Options (#)		Exercise	Expiration
Name	Exercisable	Unexercisable		Price ($)	Date

J. Melville Engle	58,334	116,666	(1)	2.32	4/16/13
	—	62,500	(2)	2.32	6/10/15

Matthew Plavan	22,500	—		16.04	5/31/12
	29,167	14,583	(3)	9.24	8/10/11
	16,667	8,333	(4)	5.92	5/31/12
	4,167	8,333	(5)	2.24	1/9/13
	8,333	16,667	(6)	3.08	1/30/13
	—	25,000	(7)	2.54	7/30/13
	—	50,000	(2)	2.32	6/10/15

Jorge Artiles	—	25,000	(8)	2.68	10/19/13
	—	37,500	(2)	2.32	6/10/15

Hal Baker	—	25,000	(9)	2.88	8/10/13
	—	37,500	(2)	2.32	6/10/15

Moni Shavit	4,167	8,333	(10)	7.32	8/18/12
	5,833	11,667	(6)	3.08	1/30/13
	—	37,500	(2)	2.32	6/10/15

(1)	58,333 options to vest on each April 16, 2011 and April 16, 2012.

(2)	One-fourth vests on each of June 10, 2011, June 10, 2012, June 10, 2013 and June 10, 2014.

(3)	Vests on August 10, 2010.

(4)	Vests on May 31, 2011.

(5)	One-half vests on each of January 9, 2011 and January 9, 2012.

(6)	One-half vests on each of January 30, 2011 and January 30, 2012.

(7)	One-third vests on each of July 30, 2010, July 30, 2011 and July 30, 2012.

(8)	One-third vests on each of October 19, 2010, October 19, 2011 and October 19, 2012.

(9)	One-third vests on each August 10, 2010, August 10, 2011 and August 10, 2012.

(10)	One-half vests on each August 18, 2010 and August 18, 2011.

Potential Payments upon Termination and Change in Control
     The following table describes the potential payments upon a hypothetical termination without cause or due to a change of control of the Company on June 30, 2010 for the NEO’s. The actual amounts that may be paid upon an executive’s termination of employment can only be determined at the actual time of such termination.

	Termination Without Cause				Termination following a Change of
				Acceleration	Control(1) (2)
			Heath	of Equity			Health
Name	Salary		Benefits	Vesting(3)	Total	Salary	Benefits	Total

J. Engle	$263,000	(4)	—	—	$263,000	$525,000	—	$525,000
M. Plavan	$300,000	(5)	$13,000	—	$313,000	$900,000	—	$900,000
J. Artiles	$123,000	(1)	$14,000	—	$137,000	$368,000	$14,000	$382,000
H. Baker	$125,000	(1)	$10,000	—	$135,000	$375,000	$10,000	$385,000
M. Shavit	$215,000	(5)	—	—	$215,000	$430,000	—	$430,000

(1)	Payable in a lump-sum payment.

(2)	Company policy also provides for selected Executive Officers and Vice Presidents to receive a one time payment equal to twelve months base salary in the event there is a Change of Control and the participant continues to work in their current position with no significant changes.

(3)	This table does not include an estimate for the acceleration of vesting of stock options upon a change of control as this benefit is available to all employees with outstanding stock options as provided in the Equity Plans at the discretion of the Plan Administrator.

(4)	Payable in biweekly installments for nine months.

(5)	Payable in biweekly installments for one year.
Under the employment agreement of Mr. Engle “cause” is defined as:
(i)	willful or habitual breach of Executive’s duties;

(ii)	fraud, dishonesty, deliberate injury or intentional material misrepresentation by Executive to Employer or any others;

(iii)	embezzlement, theft or conversion by Executive;

(iv)	unauthorized disclosure or other use of Employer’s trade secrets, customer lists or confidential information;

(v)	habitual misuse of alcohol or any non-prescribed drug or intoxicant;

(vi)	willful misconduct that causes material harm to Employer,

(vii)	willful violation of any other standards of conduct as set forth in Employer’s employee manual and policies,

(viii)	conviction of or plea of guilty or nolo contendere to a felony or misdemeanor involving moral turpitude,

(ix)	continuing failure to communicate and fully disclose material information to the Board of Directors, the failure of which would adversely impact the Company or may result in a violation of state or federal law, including securities laws, or

(x)	debarment by any federal agency that would limit or prohibit Executive from serving in his capacity for Employer under this Agreement.
Under the employment agreement of Mr. Plavan “cause” is defined as:
i)	willful or habitual breach of employee’s duties;

ii)	fraud or intentional material misrepresentation by employee;

iii)	theft or conversion

iv)	unauthorized disclosure or other use of the Company’s trade secrets, customer lists or confidential information;

v)	habitual misuse of alcohol or any non-prescribed drug or intoxicant;

vi)	debarment by any federal agency that would limit or prohibit the executive from serving in his capacity under the agreement;

vii)	willful violation of any other standards of conduct as set forth n the Company’s employee manual and policies.
Under Mr. Shavit’s offer letter “cause” is defined as:
     Willful breach of duty in the course of employment, unfair competition, dishonesty or fraud which materially affects the Company, conviction of felony or other crime involving moral turpitude, or habitual neglect of duty.
Under each employment agreement and the Company’s Executive Change of Control Policy, “change of control” means an event involving one transaction or a related series of transaction in which one of the following occurs:
i)	the Company issues securities equal to 33% or more of the Company’s issued and outstanding voting securities, determined as a single class;

ii)	the Company issues securities equal to 33% or more of the issued and outstanding common stock of the Company in connection with a merger, consolidation or other business combination;

iii)	the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving company; or

iv)	all or substantially all of the Company’s assets are sold or transferred.
Long-term Equity Compensation
     The Compensation Committee provides the Company’s executive officers with long-term equity compensation in the form of stock option grants or restricted stock grants under the Company’s 2006 Equity Incentive Plan (the “Equity Plan”). The ability to provide equity incentives, through the granting of stock options and other equity-based compensation, gives the Compensation Committee the ability to create a combination of cash and stock-based incentive compensation programs to promote high performance and achievement of corporate goals by executives and employees. The Compensation Committee believes that stock based compensation provides the Company’s executive officers with the opportunity to maintain an equity interest in the Company and to share in the appreciation of the value of the Company’s common stock, thereby motivating the executive to maximize long-term stockholder value. It is the Company’s practice to grant options or restricted stock from time to time to executive officers at the fair market value of the Company’s common stock on the date of grant. The option grants also place what can be a significant element of compensation at risk, because stock options have value for the executive only if the market price of the Company’s stock increases above the fair market value on the grant date and the executive remains in the Company’s employ for the period required for the shares to vest. The Compensation Committee considers each grant subjectively, considering factors such as the individual performance of the executive officer, the anticipated contribution of the executive officer to the attainment of the Company’s long-term strategic performance goals and the need to retain key employees. The number of stock options or restricted stock shares granted to other executives in prior years and the total number of shares available for issuance under the Equity Plans are also taken into consideration.
     Stock options typically have been granted to executive officers when the executive first joins the Company, in connection with a significant change in responsibilities, in response to changes in industry practices and, occasionally, to achieve equity within a peer group. The Compensation Committee may, however, grant additional stock options to executives and employees for other reasons. Awards of equity-based compensation are not routinely made but may occur throughout the year. Stock options granted to the named executive officers have vesting schedules ranging from three to four years. Generally, we do not time the granting of our options or awards with any favorable or unfavorable news released by the Company, except that on occasion, the Compensation Committee times the grant to occur after information concerning the Company is publicly released.
     Although the Company has historically only issued stock options and restricted shares, it may in the future grant stock appreciation rights, or other equity-based compensation as permitted in the Equity Plans and as determined appropriate by the Compensation Committee.
     On July 30, 2009, the Compensation Committee granted a four-year stock option to Mr. Plavan to purchase 25,000 shares. In determining the amount of the grant, the Compensation Committee took into account Mr. Plavan’s existing options and calculated potential gains with assumed increases in stock price.
     In connection with Mr. Baker’s hire, on August 10, 2009, the Compensation Committee granted a four-year stock option to Mr. Baker to purchase up to 25,000 shares. In determining the amount of the grant, the Compensation Committee took into account Mr. Bakers’ position, experience and the number of options granted to other officers.
     In connection with Mr. Artiles’ hire, on October 19, 2009, the Compensation Committee granted a four-year stock option to Mr. Artiles to purchase up to 25,000 shares. In determining the amount of the grant, the Compensation Committee took into account Mr. Artiles’ position, experience and the number of options granted to other officers.
     In June 2010, management prepared an analysis of stock-based compensation for executives, vice presidents, director level and other key employees. In preparation for this analysis, the Company’s peer group was reviewed and updated. This peer group was based upon certain criteria including financial metrics and similarity of markets served. The companies comprising our updated peer group are: Cytori, Orthovita, Cepheid, CryoLife, Abiomed, Cardiovascular Systems, Immunomedics, Osiris, Cerus, Vision Sciences, Inc. and Orthofix. The analysis compared each individual’s three year projected gain based on existing stock grants and stock price increase assumptions utilizing our peer group’s experience. Management proposed a five-year grant for each executive to narrow the gap between our executive’s potential gain and that of the average gain for comparable executives from certain peer group companies. In order to minimize the impact on near term profitability and dilution, 50% of the grants were effective June 10, 2010 and the other 50% will be deemed granted on February 15, 2011, after the release of our fiscal 2011 second quarter financial results. The exercise price for the second traunch will be set as the closing stock price on February 15, 2011.
     In June 2010, the Compensation Committee approved a new Company policy regarding the granting of equity based compensation awards. The policy provides for an annual grant of equity-based compensation awards to be approved by the Committee at the first regularly scheduled Compensation Committee meeting in the third fiscal quarter of each year.
Bonuses
     The bonus component of executive compensation is designed to reflect the Compensation Committee’s belief that a portion of the compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each executive officer. The bonus is intended to motivate and reward executive officers by allowing the executive officers to directly benefit from the success of the Company. We have not historically paid any automatic or guaranteed bonuses to our executive officers as we have not obtained profitability. However, we have from time to time paid signing, retention or other bonuses to particular executive officers. All executive employment contracts provide generally for a discretionary bonus of up to 35% of the executive’s base salary, which is to be determined by the Compensation Committee based on individual performance criteria and Company achievement of profitability during the year.
     In July 2009, the Compensation Committee approved the Management Bonus Plan (MBP) whose purpose is to align the Corporate and Management focus and to reward and retain high performers. The MBP is an objective-based, results-oriented program that is driven by corporate objectives and is paid out by overall corporate and individual performance. The Plan consists of a measure of corporate and personal objectives, an “At Plan” bonus rate and a multiplier methodology that measures a payout at the end of the fiscal year. No bonuses are paid out unless the Company achieves profitability. As the Company did not attain profitability in fiscal 2010, no bonuses were earned or paid out under the MBP. With the establishment of the MBP, the Company has a comprehensive and competitive total compensation program.
Risk Assessment
     We do not believe that risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. We believe our approach to goal setting and evaluation of performance results assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. We believe we have allocated our compensation among base salary and short-and long-term compensation opportunities in such a way as to not encourage risk-taking. The multi-year vesting of our equity awards are intended to properly account for the time horizon of risk. Our insider trading policy prohibits short selling of our Company’s stock or the purchase or sale of puts or calls for speculative purposes.
Severance and Change in Control Agreements
     The Company has entered into employment agreements with Mr. Engle, our CEO and Mr. Plavan, our CFO and EVP, Business Development. These agreements include provisions for severance payments in certain circumstances. Except for those named, the Company has moved away from employment agreements in general. Other named executive officers have been granted change of control provisions in their offer letter or by company policy. The Compensation Committee considers these agreements to provide the named executive officers with the ability to make appropriate, informed decisions on strategy and direction of the Company that may adversely impact their particular positions, but nevertheless are appropriate for the Company and its shareholders. Our Compensation Committee believes that companies should provide reasonable severance benefits to employees, recognizing that it may be difficult for them to find comparable employment within a short period of time and that severance arrangements may be necessary to attract highly qualified officers in a competitive hiring environment. Additional information concerning the terms of the Company’s employment, severance and change in control arrangements appears elsewhere in this proxy statement under the headings, “Employment Agreements” and “Potential Payments Upon a Change in Control”.
EQUITY COMPENSATION PLANS
..
     The following table provides information for all of the Company’s equity compensation plans and individual compensation arrangements in effect as of June 30, 2010.

	Number of	Weighted-	Number of securities
	securities to be	average	remaining available for
	issued upon	exercise price	future issuance under
	exercise of	of outstanding	equity compensation
	outstanding	options,	plans (excluding
	options, warrants	warrants and	securities reflected in
Plan Category	and rights	rights	column (a)(1))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,225,955	$4.36	329,603
Equity compensation plans not approved by security holders	—		—

Total	1,225,955		329,603

(1)	Under the Company’s 2006 Equity Incentive Plan, the number of shares of common stock equal to six percent (6%) of the number of outstanding shares of the Company are authorized to be used. Under this provision, the number of shares available to grant for awards will increase at the beginning of each fiscal year if options were granted or additional shares of common stock were issued in the preceding fiscal year.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
     The Audit Committee oversees the financial reporting process for the Company on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee (i) reviews the financial statements, (ii) reviews management’s and the independent registered public accounting firm’s results of testing of the internal controls over the financial reporting process, (iii) reviews and concurs with managements appointment, termination or replacement of the Chief Financial Officer, (iv) consults with and reviews the services provided by the Company’s independent registered public accounting firm and makes recommendations to the Board of Directors regarding the selection of the independent registered public accounting firm, and (v) reviews reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies. The Company’s management has primary responsibility for preparing the financial statements and establishing the Company’s financial reporting process and internal control over financial reporting. Company management is also responsible for its assessment of the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles. Depending on the reporting status of the Company, the independent registered public accounting firm may also be responsible for issuing a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibilities include oversight of these processes.
     In accordance with Statements on Auditing Standards (SAS) No. 61 (codification of Statements on Auditing Standards, AU§ 380), as adopted by the Public Company Oversight Board in Rule 3200T, the audit committee had discussions with management and the independent registered public accounting firm regarding the acceptability and the quality of the accounting principles used in the reports. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from the Company and its management and the independent registered public accounting firm provided the written disclosures and the letter required by the Public Company Accounting Oversight Board (PCAOB) Rule 3526, “Communication with Audit Committees Concerning Independence” and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.
     On an annual basis, the Audit Committee obtains from the independent registered public accounting firm a written communication delineating all their relationships and professional services as required by The Public Company Accounting Oversight Board (PCAOB) Rule 3526, “Communication with Audit Committees Concerning Independence”. In addition, review with the independent registered public accounting firm the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the independent registered public accounting firm.

     The Audit Committee has also met and discussed with the Company’s management, and its independent registered public accounting firm, issues related to the overall scope and objectives of the audits conducted, the internal controls used by the Company and the selection of the Company’s independent registered public accounting firm. In addition, the Audit Committee discussed with the independent registered public accounting firm, with and without management present, the specific results of audit investigations and examinations and the independent registered public accounting firm’s judgments regarding any and all of the above issues.
     Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2010, for filing with the Securities and Exchange Commission.
Respectfully submitted,
THERMOGENESIS CORP.
AUDIT COMMITTEE
Mr. Patrick J. McEnany, Chairman
Dr. Hubert E. Huckel
Mr. Craig W. Moore
Independent Directors of the Company
Fees of Independent Registered Public Accounting Firm
     The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	Fiscal 2010	Fiscal 2009
Audit Fees(1)	$492,000	$495,000
Audit-related(2)	—	—
Tax Fees(3)	$20,000	$17,000
All Other Fees(4)	—	—

Total Fees	$512,000	$512,000

(1)	The audit fees for fiscal 2010 and fiscal 2009 consisted of fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	There were no fees for audit-related services by Ernst & Young LLP for the fiscal years ended June 30, 2010 and 2009.

(3)	Tax fees consist of fees for tax compliance, which relate to the preparation of federal and state tax returns.

(4)	There were no fees for other services by Ernst & Young LLP for the fiscal years ended June 30, 2010 and 2009.

     The Audit Committee pre-approves all audit and non-audit services to be performed by the independent registered public accounting firm in accordance with the Audit Committee Charter.
PROPOSAL NO. 2. RATIFICATION OF ERNST & YOUNG, LLP.
     The Audit Committee of the Board of Directors has appointed Ernst & Young LLP (EY) as the Company’s independent registered public accounting firm for our fiscal year ending June 30, 2011. EY also served as the Company’s independent registered public accounting firm for our 2010 fiscal year. The Board of Directors concurs with the appointment and is submitting the appointment of EY as our independent registered public accounting firm for stockholder ratification at the annual meeting.
     A representative of EY is expected to be present at the annual meeting. The EY representative will have an opportunity to make a statement if he or she wishes to do so and will be available to respond to appropriate questions from stockholders.
     Our Bylaws do not require that the stockholders ratify the appointment of EY as our independent registered public accounting firm. We are seeking ratification because we believe it is a good corporate governance practice. If the stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain EY, but may retain EY in any event. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.
RECOMMENDATION OF THE BOARD
     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT YEAR.
STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT
THERMOGENESIS ANNUAL MEETING
     Proposals by stockholders intended to be presented at the 2011 Annual Meeting of Stockholders must be received by us not later than July 18, 2011, for consideration for possible inclusion in the proxy statement relating to that meeting. All proposals must meet the requirements of Rule 14a-8 of the Exchange Act.
     For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph), but is instead intended to be presented directly at next year’s annual meeting, SEC rules permit management to vote proxies in its discretion if the Company (a) receives notice of the proposal before the close of business on October 14, 2011, and advises stockholders in the next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) does not receive notice of the proposal prior to the close of business on October 14, 2011.

     Notices of intention to present proposals at the 2011 Annual Meeting should be addressed to the Assistant Corporate Secretary, ThermoGenesis Corp., 2711 Citrus Road, Rancho Cordova, California 95742. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
ADDITIONAL INFORMATION
     The Annual Report on Form 10-K for the fiscal year ended June 30, 2010, including audited consolidated financial statements, has been mailed to stockholders concurrently with this proxy statement, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material. The Company is required to file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other information with the SEC. The public can obtain copies of these materials by visiting the SEC’s Public Reference 100 F Street, N.E., Washington, D.C. 20549, by calling the SEC at 1-800-SEC-0330, or by accessing the SEC’s website at www.sec.gov.
     Additional copies of the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2010, will be provided to stockholders without charge upon request. Stockholders should direct any such requests to ThermoGenesis Corp., 2711 Citrus Road, Rancho Cordova, California 95742, Attention: Assistant Corporate Secretary.
TRANSACTIONS OF OTHER BUSINESS AT THE THERMOGENESIS ANNUAL MEETING
     We do not know of any business to be presented for action at the meeting other than those items listed in the notice of the meeting and referred to herein. If any other matters properly come before the meeting, including adjournment, it is intended that the proxies will be voted in respect thereof in accordance with their best judgment pursuant to discretionary authority granted in the proxy.
     ALL STOCKHOLDERS ARE URGED TO EXECUTE THE ACCOMPANYING PROXY AND TO RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS MAY REVOKE ANY PROXY IF SO DESIRED AT ANY TIME BEFORE IT IS VOTED.

By Order of the Board of Directors

Mr. David C. Adams,
Corporate Secretary
October 22, 2010
Rancho Cordova, California

IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be
received by 1:00 a.m., Central Time, on December 10, 2010.
Vote by Internet
• Log on to the Internet and go to www.envisionreports.com/KO OL
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.
Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.
Annual Meeting Proxy Card
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.
1. Election of Directors: For Withhold For Withhold For Withhold
01 — Hubert E. Huckel, M.D.* 02 — David W. Carter* 03 — Patrick J. McEnany*
04 — Craig W. Moore* 05 — Mahendra S. Rao, Ph.D., M.D.* 06 — J. Melville Engle*
* Each to serve until the Annual Meeting of Stockholders for the fiscal year 2011.
For Against Abstain
2. To ratify appointment of Ernst & Young LLP as the 3. In their discretion, the proxies are Company’s independent registered public accounting authorized to vote upon such other firm for fiscal year 2011. business as may properly come before the Meeting, including adjournment.
B Non-Voting Items
Change of Address — Please print new address below.
C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name appears. When shares are held by joint tenants or more than one person, all owners should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Signature 1 — Signature 2 - Please keep Please keep signature within signature within Date (mm/dd/yyyy) — Please print date below. the box. the box.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy — ThermoGenesis Corp. Common Stock
2711 Citrus Road
Rancho Cordova, CA 95742
Telephone (916) 858-5100
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned hereby appoints J. Melville Engle and Matthew T. Plavan as proxies, each with full power to appoint substitutes, and hereby authorizes them or either of them to represent and to vote as designated below, all the shares of common stock of ThermoGenesis Corp. held of record by the undersigned as of October 22, 2010, at the Annual Meeting of Stockholders to be held at Sacramento Marriott, Rancho Cordova, located at 11211 Point East Dr., Rancho Cordova, Ca. 95742, at 9:00 a.m., (PST), on December 10, 2010, and any adjournments or postponements thereof, and hereby ratifies all that said attorneys and proxies may do by virtue hereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.
THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO OTHER BUSINESS WHICH PROPERLY MAY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
PLEASE READ, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH.
PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.